UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ocean Capital LLC (“Ocean Capital”), together with the other participants named herein, intend to file a proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”), to be used to solicit votes for the election of its slates of highly-qualified director candidates at the 2021 annual meetings of stockholders (including any other meeting of stockholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meetings”) of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”) and Puerto Rico Residents Tax-Free Fund VI, Inc. (“Fund VI”, and together with Fund I and Fund III, the “Funds”), and for the approval of a business proposal to be presented at each of the Annual Meetings.

On September 27, 2021, Ocean Capital LLC issued the following press release, a copy of which is filed as Exhibit 1.

Ocean Capital Announces Nominations of Highly-Qualified Director Candidates for Election to the Boards of UBS Puerto Rico Bond Funds I, III and VI

Issues Open Letter to Fellow Shareholders Regarding the Case for Urgent Boardroom Change at the Funds

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--Ocean Capital LLC today issued the below open letter. Sign up for updates related to our campaigns at www.ImproveUBSPRFunds.com.

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Fellow Shareholders,

Ocean Capital LLC (together with its affiliates, “Ocean Capital” or “we”) has nominated highly-qualified and independent individuals for election to the Boards of Directors (the “Boards”) of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”), Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”) and Puerto Rico Residents Tax-Free Fund VI, Inc. (“Fund VI,” and collectively with Fund I and Fund III, the “Puerto Rico Bond Funds”), each of which is managed or co-managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (“UBS”). We believe that shareholders of Fund I, Fund III and Fund VI deserve better and more engaged Boards following years of disappointing results. In our view, each Board has presided over unacceptable performance for far too long:

Total Returns for Fund I1 ● 1 Year: -27.27% ● 3 Year: -0.73% ● 5 Year: 3.92% ● 10 Year: -9.07% ● Lifetime: -2.86%	Total Returns for Fund III[2] ● 1 Year: -18.30% ● 3 Year: 7.66% ● 5 Year: 4.62% ● 10 Year: -7.10% ● Lifetime: -2.36%	Total Returns for Fund VI3 ● 1 Year: 8.42% ● 3 Year: 25.39% ● 5 Year: 12.85% ● 10 Year: -3.75% ● Lifetime: -0.81%

These results are particularly troubling when taking into account that the broader municipal bond market, as measured by the S&P Municipal Bond Index, is up 57.75% over the past 10 years and 152.51% over the past 20 years.4 While the Commonwealth’s debt crisis has certainly created headwinds for the Puerto Rico Bond Funds, we are forced to question the asset management practices and risk mitigation strategies that have allowed for the objectively dismal returns laid out in this letter to continue for far too long.

We contend that UBS and its preferred Boards have completely and utterly lost shareholders’ confidence. As you may be aware, a 2018 article from CNBC highlighted that there has been a “tsunami of arbitration claims that have been filed against UBS by Puerto Rico-based investors for — among other counts — breach of fiduciary duty, negligence and fraud.”5 The same article noted that even the former UBS Group AG Chief Executive Officer conceded “we could have done things better” in Puerto Rico.6

Fortunately, shareholders of the aforementioned Puerto Rico Bond Funds will have an opportunity at the Annual Meetings of Fund I, Fund III and Fund VI to install new directors committed to addressing past mistakes. Our highly-qualified and independent nominees are:

Nominees for Fund I ● José R. Izquierdo II ● Brent D. Rosenthal	Nominees for Fund III ● Roxana Cruz-Rivera ● José R. Izquierdo II ● Brent D. Rosenthal	Nominees for Fund VI ● José R. Izquierdo II ● Brent D. Rosenthal

Our candidates collectively possess asset management experience, capital markets expertise and knowledge of the Commonwealth’s economy. We firmly believe they are the right directors to evaluate value-enhancing strategies for all stakeholders and not just UBS, such as potential share repurchases and orderly liquidations. Our candidates can bring fresh perspectives and open minds to the Boards.

We encourage you to engage with us and share feedback regarding our slates by visiting www.ImproveUBSPRFunds.com or by contacting ocean@investor.morrowsodali.com.

Thank you for your consideration.

W. Heath Hawk

Ocean Capital, LLC

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[1]	Average annual total return data sourced from final quarterly report of 2020.
[2]	Average annual total return data sourced from final quarterly report of 2020.
[3]	Average annual total return data sourced from final quarterly report of 2020.
[4]	S&P Municipal Bond Index returns run through December 31, 2020.
[5]	CNBC, “UBS Group CEO on Puerto Rico: ‘We could have done things better’,” June 18, 2018.
[6]	CNBC, “UBS Group CEO on Puerto Rico: ‘We could have done things better’,” June 18, 2018.

Certain Information Concerning the Participants

To the Shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund I Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund for Puerto Rico Residents, Inc. (“Fund I”). All shareholders of Fund I are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund I Participants when they become available, as they will contain important information, including additional information relating to the Fund I Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund I’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund III Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund III for Puerto Rico Residents, Inc. (“Fund III”). All shareholders of Fund III are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund III Participants when they become available, as they will contain important information, including additional information relating to the Fund III Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund III’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc.:

Ocean Capital LLC and the other participants in its solicitation (collectively, the “Fund VI Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Puerto Rico Residents Tax-Free Fund VI, Inc. (“Fund VI”). All shareholders of Fund VI are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund VI Participants when they become available, as they will contain important information, including additional information relating to the Fund VI Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund VI’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

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Contacts

For Investors:

Morrow Sodali

Mike Verrechia / Bill Dooley, 800-662-5200

ocean@investor.morrowsodali.com

For Media:

MKA

Greg Marose / Charlotte Kiaie, 646-386-0091

gmarose@mkacomms.com / ckiaie@mkacomms.com

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